UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 1, 2010
UROPLASTY, INC.
(Exact name of registrant as specified in charter)

001-32632 (Commission File No.)	41-1719250 (IRS Employer Identification No.)
Minnesota
(State or other jurisdiction of incorporation or organization)
5420 Feltl Road
Minnetonka, Minnesota 55343
(Address of principal executive offices)
952-426-6140
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name and Address)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 of the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
The following forward-looking statements are subject to risks and uncertainties. We may not meet the expectations set out below. In addition, we recommend that you carefully consider the risk factors described in our other SEC filings in evaluating us.
Publication of the Results of Clinical Trials. On March 1, 2010 we issued a press release announcing an expected publication, in the April 2010 print edition (e-published on February 22, 2010) of The Journal of Urology®, reporting on the results of our SUmiT Trial, a 220-patient, multicenter, randomized, controlled, double-blind study that compared the effectiveness of percutaneous tibial nerve stimulation to a validated sham procedure.
On March 3, 2010 we issued a press release announcing an expected publication, in the April 2010 print edition (e-published on February 22, 2010) of The Journal of Urology®, reporting on the results of a 24-month study that evaluated the durability of Macroplastique for stress urinary incontinence in women with previously documented success at 12 months.

Item 9.01.	Financial Statements and Exhibits
     (c) Exhibit (filed herewith)

99.1	Press Release dated March 1, 2010
99.2	Press Release dated March 3, 2010
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: March 4, 2010

UROPLASTY, INC.
By:	/s/ Mahedi A. Jiwani
Mahedi A. Jiwani
Vice President, Chief Financial Officer and Treasurer